FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2020 Results
BOSTON – February 24, 2021 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the fourth quarter and full year 2020. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We couldn’t be more pleased with the way our Mountaineers navigated the challenging environment in 2020, brought on by COVID-19,” said William L. Meaney, president and CEO of Iron Mountain. “Throughout the pandemic, we were laser focused on execution and controlling those factors that we could, leading to outperformance against our own internal expectations through the last three quarters of 2020. This resulted in continued strength in total storage rental revenue, which grew nearly 4% on a constant-currency basis and 2.4% organically in 2020. Service revenue declines continued to offset the strong storage performance. Importantly, we grew Adjusted EBITDA 1.3% when adjusting for currency, whilst our margin expanded 110 basis points. This all in spite of total revenue being down $115 million due to service activity declines. I want to especially thank our teams across the globe who stayed focused in the face of so many obvious distractions. Our success is a reflection of our Mountaineers’ dedication, and most importantly I have been inspired by the way our teams looked after both the physical and mental health of each other as they navigated the threats from COVID, both at work and at home.”
Meaney continued, “Finally, as we look to 2021 and beyond, I’ve never been more optimistic about our opportunities for growth at any other time in our history, even with the anticipated continued headwinds due to COVID-19 impacting the revenue from our traditional service areas. This is in large part due to our decision not to dial back on our investment in innovation and new product development, so that we could provide more solutions to our customers, not just in the COVID crisis, but post-crisis."

Financial Performance Highlights for the Fourth Quarter and Full Year 2020

($ in millions, except per share data)

	Three Months Ended			Full-Year Ended
	12/31/20	12/31/19	Y/Y % Change	12/31/20	12/31/19	Y/Y % Change
Storage Rental Revenue	$697	$676	3%	$2,754	$2,681	3%
Service Revenue	$362	$404	(10)%	$1,393	$1,581	(12)%
Total Revenue	$1,060	$1,080	(2)%	$4,147	$4,263	(3)%

Income From Continuing Operations	$247	$37	565%	$343	$268	28%
Adjusted EBITDA	$374	$393	(5)%	$1,476	$1,469	0%

Net Income	$247	$37	565%	$343	$268	28%
Reported EPS - Fully Diluted from Continuing Operations	$0.86	$0.13	562%	$1.19	$0.93	28%
AFFO	$191	$233	(18)%	$888	$867	2%
AFFO per share	$0.66	$0.81	(18)%	$3.07	$3.01	2%
•Total reported Revenues for the fourth quarter were $1.06 billion, compared with $1.08 billion in the fourth quarter of 2019, a decrease of 1.8%. Excluding the impact of foreign currency exchange (FX), total reported Revenues declined 2.2% compared to the prior year, driven by a 10.8% decline in Service revenue, partially offset by a 2.9% increase in Storage revenue. For the full year, total reported Revenues decreased 2.7%, or 1.7%, excluding the impact of FX.
•Income from Continuing Operations for the fourth quarter was $246.8 million, compared with $37.1 million in the fourth quarter of 2019. The following items were included in the fourth quarters of 2020 and 2019, respectively:
▪Restructuring Charges of $65.7 million associated with the implementation of Project Summit compared to $48.6 million.
▪Significant Acquisition Costs of $4.7 million in the fourth quarter of 2019.
▪Gain on Disposal/Write-Down of PP&E, Net of $285.4 million compared to $46.7 million, primarily related to the company's capital recycling program.
For the full year, Income from Continuing Operations was $343.1 million, compared with $268.2 million in 2019. The following items were included in the full year ended 2020 and 2019, respectively:
▪Restructuring Charges of $194.4 million compared to $48.6 million.
▪Significant Acquisition Costs of $13.3 million in 2019.
▪Gain on Disposal/Write-Down of PP&E, Net of $363.5 million compared to $63.8 million, primarily related to the company's capital recycling program.
▪Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in 2020.
▪Debt extinguishment charge of $68.3 million related to the early extinguishment of several of the company's Notes in 2020.
•Adjusted EBITDA for the fourth quarter was $374.2 million, compared with $393.1 million in the fourth quarter of 2019, a decrease of 4.8%. On a constant currency basis, Adjusted EBITDA decreased by 5.3%, driven in part by the aforementioned decline in Service revenue, partially offset by the benefits of Project Summit and the flow through from revenue management. For the full year, Adjusted EBITDA was $1.48 billion, compared with $1.47 billion in 2019, an increase of 0.5%, and excludes $9.3 million of direct and incremental costs related to COVID-19 incurred in the second quarter, as previously disclosed. Excluding the impact of FX, Adjusted EBITDA increased 1.3% for the full year.
•Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.86, compared with $0.13 in the fourth quarter of 2019. For the full year, Reported EPS - Fully Diluted from Continuing Operations was $1.19, compared with $0.93 in 2019.
•Adjusted EPS for the fourth quarter was $0.29, compared with $0.33 in the fourth quarter of 2019. For the full year, Adjusted EPS was $1.19, compared with $1.11 in 2019. Adjusted EPS reflects a structural tax rate of 15.1% in 2020 and 17.6% in 2019.
•Net Income for the fourth quarter was $246.8 million compared with $37.1 million in the fourth quarter of 2019. For the full year, Net Income was $343.1 million compared with $268.3 million in 2019. Net Income in the fourth quarters and full years of 2020 and 2019 included the aforementioned items that impacted Income from Continuing Operations.
•FFO (Normalized) per share was $0.60 for the fourth quarter, compared with $0.67 in the fourth quarter of 2019, or a decrease of 10.4%. For the full year, FFO (Normalized) per share was $2.42, compared with $2.38 in 2019, an increase of 1.5%.
•AFFO was $190.8 million for the fourth quarter, compared with $233.1 million in the fourth quarter of 2019, a decrease of 18.2%. For the full year, AFFO was $887.5 million, compared with $867.0 million in 2019, an increase of 2.4%.
•AFFO per share was $0.66 for the fourth quarter, compared with $0.81 in the fourth quarter of 2019, or a decrease of 18.5%. For the full year, AFFO per share was $3.07, compared with $3.01 in 2019, an increase of 2.0%.
Project Summit Update

Iron Mountain generated Adjusted EBITDA benefits of $165 million in 2020, consistent with its most recent expectations, and significantly ahead of initial estimates of $80 million, reflecting strong execution and swift and decisive actions on early initiatives. Iron Mountain continues to expect Project Summit to generate $375 million of Adjusted EBITDA benefits exiting 2021, with a total cost to implement these benefits of approximately $450 million.

Non-GAAP Metrics Definition Update

After a comprehensive review of its non-GAAP metrics and definitions, Iron Mountain has implemented a number of changes to the definitions and methodology it uses for calculating non-GAAP results. These changes were implemented to align Iron Mountain's definitions more closely with its peers. The updates include changes to how the company reflects unconsolidated joint ventures, stock based compensation expense, and growth capital expenditures in its non-GAAP measures.

All prior periods have been restated to conform to these presentation changes.

For 2020 the net impact for key metrics resulted in increases of $26 million for Adjusted EBITDA, $0.08 for Adjusted EPS, and $7 million for AFFO. All of the changes are effective with fourth quarter reporting and a full reconciliation can be seen in the fourth quarter earnings presentation and on the Investor Relations website under Quarterly Earnings.

Guidance
Iron Mountain issued full-year 2021 guidance; details are summarized in the table below. Additional guidance details and assumptions are available on Page 9 of the Q4 2020 supplemental financial information.

2021 Guidance
($ in millions, except per share data)
	2020 Results	2021 Guidance	Y/Y % Change
Total Revenue	$4,147	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,476	$1,575 - $1,625	7% - 10%
AFFO	$888	$945 - $995	7% - 12%
AFFO Per Share	$3.07	$3.25 - $3.42	6% - 11%

Dividend

On February 24, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first-quarter 2021 dividend is payable on April 6, 2021, for shareholders of record on March 15, 2021.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of nearly 93 million square feet across approximately 1,450 facilities in 56 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com
(617) 535-2887	(617) 535-2997
Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments ,and (6) other forward-looking statements related to our business, results of operations and financial condition.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	12/31/2020	12/31/2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$205,063	$193,555
Accounts Receivable, Net	859,344	850,701
Other Current Assets	205,380	192,083
Total Current Assets	$1,269,787	$1,236,339
Property, Plant and Equipment:
Property, Plant and Equipment	$8,246,337	$8,048,906
Less: Accumulated Depreciation	(3,743,894)	(3,425,869)
Property, Plant and Equipment, Net	$4,502,443	$4,623,037
Other Assets, Net:
Goodwill	$4,557,609	$4,485,209
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,326,977	1,393,183
Operating Lease Right-of-use Assets	2,196,502	1,869,101
Other	295,949	209,947
Total Other Assets, Net	$8,377,037	$7,957,440
Total Assets	$14,149,267	$13,816,816

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$193,759	$389,013
Accounts Payable	359,863	324,708
Accrued Expenses and Other Current Liabilities	1,146,288	961,752
Deferred Revenue	295,785	274,036
Total Current Liabilities	$1,995,695	$1,949,509
Long-term Debt, Net of Current Portion	8,509,555	8,275,566
Long-term Operating Lease Liabilities, Net of Current Portion	2,044,598	1,728,686
Other Long-term Liabilities (1)	462,690	398,828
Total Long-term Liabilities	$11,016,843	$10,403,080
Total Liabilities	$13,012,538	$12,352,589
Equity
Total Stockholders' Equity	$1,136,729	$1,463,962
Noncontrolling Interests	—	265
Total Equity	$1,136,729	$1,464,227
Total Liabilities and Equity	$14,149,267	$13,816,816
(1) Includes redeemable noncontrolling interests of $59.8M and $67.7M as of December 31, 2020 and December 31, 2019, respectively.

Quarterly Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Revenues:
Storage Rental	$697,294	$696,294	0.1%	$675,507	3.2%
Service	362,359	340,353	6.5%	404,083	(10.3)%
Total Revenues	$1,059,653	$1,036,647	2.2%	$1,079,590	(1.8)%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	449,224	434,505	3.4%	459,488	(2.2)%
Selling, General and Administrative	236,438	232,095	1.9%	233,647	1.2%
Depreciation and Amortization	168,383	157,252	7.1%	173,825	(3.1)%
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8%	48,597	35.2%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(285,366)	(75,840)	276.3%	(46,737)	510.6%
Total Operating Expenses	634,359	796,383	(20.3)%	873,515	(27.4)%

Operating Income (Loss)	425,294	240,264	77.0%	206,075	106.4%
Interest Expense, Net	105,127	104,303	0.8%	104,871	0.2%
Other Expense (Income), Net	77,108	83,465	(7.6)%	47,295	63.0%
Income (Loss) before Provision (Benefit) for Income Taxes	243,060	52,496	363.0%	53,910	350.9%
(Benefit) Provision for Income Taxes	(3,695)	13,934	(126.5)%	16,805	(122.0)%
Income (Loss) from Continuing Operations	246,755	38,562	539.9%	37,104	565.0%
Income (Loss) from Discontinued Operations, Net of Tax	—	—	—	—	—
Net Income (Loss)	$246,755	$38,562	539.9%	$37,104	565.0%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(656)	168	(489.7)%	(596)	10.0%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$247,411	$38,394	544.4%	$37,700	556.3%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.86	$0.13	561.5%	$0.13	561.5%
Total Income (Loss) from Discontinued Operations	—	—	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.86	$0.13	561.5%	$0.13	561.5%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.86	$0.13	561.5%	$0.13	561.5%
Total Income (Loss) from Discontinued Operations	—	—	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.86	$0.13	561.5%	$0.13	561.5%

Weighted Average Common Shares Outstanding - Basic	288,419	288,403	0.0%	287,277	0.4%
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1%	288,082	0.4%

Full-Year Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Full Year 2020	Full Year 2019	% Change
Revenues:
Storage Rental	$2,754,091	$2,681,087	2.7%
Service	1,393,179	1,581,497	(11.9)%
Total Revenues	$4,147,270	$4,262,584	(2.7)%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)(1)	1,757,342	1,833,315	(4.1)%
Selling, General and Administrative(2)	949,215	991,664	(4.3)%
Depreciation and Amortization	652,069	658,201	(0.9)%
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0%
Intangible Impairments	23,000	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(363,537)	(63,824)	469.6%
Total Operating Expenses	3,212,485	3,481,246	(7.7)%

Operating Income (Loss)	934,785	781,338	19.6%
Interest Expense, Net	418,535	419,298	(0.2)%
Other Expense (Income), Net	143,545	33,898	323.5%
Income (Loss) before Provision (Benefit) for Income Taxes	372,705	328,142	13.6%
(Benefit) Provision for Income Taxes	29,609	59,931	(50.6)%
Income (Loss) from Continuing Operations	343,096	268,211	27.9%
Income (Loss) from Discontinued Operations, Net of Tax	—	104	n/a
Net Income (Loss)	$343,096	$268,315	27.9%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	403	938	(57.0)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$342,693	$267,377	28.2%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$1.19	$0.93	28.0%
Total Income (Loss) from Discontinued Operations	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.19	$0.93	28.0%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$1.19	$0.93	28.0%
Total Income (Loss) from Discontinued Operations	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.19	$0.93	28.0%

Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3%

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in 2020.

Quarterly Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change

Income (Loss) from Continuing Operations	$246,755	$38,562	539.9%	$37,104	565.0%

Add / (Deduct):
Interest Expense, Net	105,127	104,303	0.8%	104,871	0.2%
(Benefit) Provision for Income Taxes	(3,695)	13,934	(126.5)%	16,805	(122.0)%
Depreciation and Amortization	168,383	157,252	7.1%	173,825	(3.1)%
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8%	48,597	35.2%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(285,366)	(75,840)	276.3%	(46,737)	510.6%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	74,212	81,190	(8.6)%	45,193	64.2%
Stock-Based Compensation Expense	2,216	8,065	(72.5)%	8,059	(72.5)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	935	175	434.6%	712	31.3%
Adjusted EBITDA	$374,247	$376,012	(0.5)%	$393,125	(4.8)%

Adjusted EBITDA
During the fourth quarter of 2020, we changed our definition of Adjusted EBITDA to (a) exclude stock-based compensation expense and (b) include our share of Adjusted EBITDA from our unconsolidated joint ventures. All prior periods have been recast to conform to these changes. We now define Adjusted EBITDA as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Full-Year Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Full Year 2020	Full Year 2019	% Change

Income (Loss) from Continuing Operations	$343,096	$268,211	27.9%

Add / (Deduct):
Interest Expense, Net	418,535	419,298	(0.2)%
Provision (Benefit) for Income Taxes	29,609	59,931	(50.6)%
Depreciation and Amortization	652,069	658,201	(0.9)%
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0%
Intangible Impairments	23,000	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(363,537)	(63,824)	469.6%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	133,611	25,720	419.5%
Stock-Based Compensation Expense	34,272	36,194	(5.3)%
COVID-19 Costs	9,285	—	—
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,385	3,388	(59.1)%
Adjusted EBITDA	$1,475,721	$1,469,009	0.5%

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change

Reported EPS - Fully Diluted from Continuing Operations	$0.86	$0.13	561.5%	$0.13	561.5%
Add / (Deduct):
Significant Acquisition Costs	—	—	—	0.02	n/a
Restructuring Charges	0.23	0.17	35.3%	0.17	35.3%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.99)	(0.26)	280.8%	(0.16)	518.8%
Other Expense (Income), Net, Excluding Gains (Losses) from our Unconsolidated Joint Ventures	0.26	0.28	(7.1)%	0.16	62.5%
Stock-Based Compensation Expense	0.01	0.03	(66.7)%	0.03	(66.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.06)	(0.02)	200.0%	(0.01)	500.0%

Adjusted EPS - Fully Diluted from Continuing Operations	$0.29	$0.33	(12.1)%	$0.33	(12.1)%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the years ended December 31, 2020 and 2019, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended September 31, 2020 and the quarters and years ended December 31, 2020 and 2019 was 16.3%, 15.1% and 17.6%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
During the fourth quarter of 2020, we changed our definition of Adjusted EPS to (a) exclude stock-based compensation expense and (b) include our share of adjusted losses (gains) from our unconsolidated joint ventures. All prior periods have been recast to conform to these changes. We now define Adjusted EPS as reported earnings per share fully diluted from continuing operations (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs, and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2020	Full Year 2019	% Change

Reported EPS - Fully Diluted from Continuing Operations	$1.19	$0.93	28.0%
Add / (Deduct):
Significant Acquisition Costs	—	0.05	n/a
Restructuring Charges	0.67	0.17	294.1%
Intangible Impairments	0.08	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1.26)	(0.22)	472.7%
Other Expense (Income), Net, Excluding Gains (Losses) from our Unconsolidated Joint Ventures	0.46	0.09	411.1%
Stock-Based Compensation Expense	0.12	0.13	(7.7)%
COVID-19 Costs	0.03	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.11)	(0.03)	266.7%

Adjusted EPS - Fully Diluted from Continuing Operations	$1.19	$1.11	7.2%
(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the years ended December 31, 2020 and 2019 is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the years ended December 31, 2020 and 2019 was 15.1% and 17.6%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Quarterly Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change

Net Income	$246,755	$38,562	539.9%	$37,104	565.0%
Add / (Deduct):
Real Estate Depreciation (1)	74,618	72,019	3.6%	83,237	(10.4)%
Gain on Sale of Real Estate, Net of Tax	(288,248)	(75,880)	279.9%	(58,942)	389.0%
Data Center Lease-Based Intangible Asset Amortization (2)	10,464	10,441	0.2%	11,359	(7.9)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	—	—	321	n/a
FFO (Nareit)	$43,589	$45,142	(3.4)%	$73,079	(40.4)%
Add / (Deduct):
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8%	48,597	35.2%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,881	40	7028.0%	12,205	(76.4)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	74,212	81,190	(8.6)%	45,193	64.2%
Stock-Based Compensation Expense	2,216	8,065	(72.5)%	8,059	(72.5)%
Real Estate Financing Lease Depreciation	3,706	3,501	5.9%	3,632	2.0%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(18,795)	(4,648)	304.4%	(2,451)	666.9%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(7)	(1)	976.6%	(133)	(94.9)%
FFO (Normalized)	$173,483	$181,660	(4.5)%	$192,879	(10.1)%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.15	$0.16	(6.3)%	$0.25	(40.0)%
FFO (Normalized)	$0.60	$0.63	(4.6)%	$0.67	(10.4)%

Weighted Average Common Shares Outstanding - Basic	288,419	288,403	0.0%	287,277	0.4%
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1%	288,082	0.4%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles. Consistent with Nareit's definition of FFO, during the fourth quarter of 2020, we began adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO ("FFO (Nareit)"). All prior periods have been recast to conform to these changes. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). During the fourth quarter of 2020, we changed our definition of FFO (Normalized) to exclude stock-based compensation expense and adjust for our share of FFO (Normalized) reconciling items from our unconsolidated joint ventures. All prior periods have been recast to conform to these changes. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other expense (income), net, excluding our share of (losses) gains from our unconsolidated joint ventures; (vi) Stock-based compensation expense; (vii) COVID-19 Costs, (viii) Real estate financing lease depreciation; (ix) Tax impact of reconciling items and discrete tax items; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Quarterly Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)
(Dollars in thousands)

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change

FFO (Normalized)	$173,483	$181,660	(4.5)%	$192,879	(10.1)%
Add / (Deduct):
Non-Real Estate Depreciation	34,461	32,629	5.6%	32,969	4.5%
Amortization Expense (1)	38,114	33,271	14.6%	37,624	1.3%
Amortization of Deferred Financing Costs	4,226	4,149	1.8%	4,454	(5.1)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,267	2,363	(4.1)%	3,288	(31.1)%
Non-Cash Rent Expense (Income)	1,896	2,779	(31.8)%	1,408	34.7%
Reconciliation to Normalized Cash Taxes	(938)	(5,107)	18.4%	12,803	(107.3)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	830	83	899.8%	155	436.0%
Less:
Recurring Capital Expenditures	63,567	35,407	79.5%	52,460	21.2%
AFFO	$190,771	$216,420	(11.9)%	$233,120	(18.2)%

Per Share Amounts (Fully Diluted Shares)
AFFO Per Share	$0.66	$0.75	(12.0)%	$0.81	(18.5)%

Weighted Average Common Shares Outstanding - Basic	288,419	288,403	0.0%	287,277	0.4%
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1%	288,082	0.4%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.0M, $5.4M, and $5.0M in Q4 2020, Q3 2020, and Q4 2019, respectively.

Adjusted Funds From Operations, or AFFO
During the fourth quarter of 2020, we changed our definition of adjusted funds from operations (“AFFO”) to exclude our share of reconciling items from our unconsolidated joint ventures. All prior periods have been recast to conform to these changes. AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense ( income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with (a) customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and (b) capitalized internal commissions, (iv) amortization of deferred financing costs [and debt discount/premium], (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures [excluding Significant Acquisition Capital Expenditures]. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).
AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.

Full-Year Reconciliation of Net Income Attributable to IRM to FFO and AFFO
(Dollars in thousands, except per-share data)

	Full Year 2020	Full Year 2019	% Change

Net Income	$343,096	$268,315	27.9%
Add / (Deduct):
Real Estate Depreciation (1)	298,943	303,415	(1.5)%
Gain on Sale of Real Estate, Net of Tax	(365,709)	(99,194)	268.7%
Data Center Lease-Based Intangible Asset Amortization (2)	42,637	46,696	(8.7)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	1,284	n/a
FFO (Nareit)	$318,967	$520,516	(38.7)%
Add / (Deduct):
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0%
Intangible Impairments	23,000	—	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,523	40,763	(93.8)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	133,611	25,720	419.5%
Stock-Based Compensation Expense	34,272	36,194	(5.3)%
COVID-19 Costs	9,285	—	—
Real Estate Financing Lease Depreciation	13,801	13,364	3.3%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(31,825)	(13,095)	143.0%
(Income) Loss from Discontinued Operations, Net of Tax	—	(104)	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(38)	148	(125.5)%
FFO (Normalized)	$697,992	$685,396	1.8%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$1.11	$1.81	(38.7)%
FFO (Normalized)	$2.42	$2.38	1.5%

Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Full-Year Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)
(Dollars in thousands)

	Full Year 2020	Full Year 2019	% Change

FFO (Normalized)	$697,992	$685,396	1.8%
Add / (Deduct):
Non-Real Estate Depreciation	134,819	139,543	(3.4)%
Amortization Expense (1)	137,817	136,074	1.3%
Amortization of Deferred Financing Costs	17,376	16,740	3.8%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	9,878	13,703	(27.9)%
Non-Cash Rent Expense (Income)	10,172	4,802	111.8%
Reconciliation to Normalized Cash Taxes	21,508	8,363	157.2%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,064	527	102.1%
Less:
Recurring Capital Expenditures	143,092	138,125	3.6%
AFFO	$887,534	$867,024	2.4%

Per Share Amounts (Fully Diluted Shares)
AFFO Per Share	$3.07	$3.01	2.0%

Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3%
(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $24.1M and $19.1M in Full Year 2020 and Full Year 2019, respectively.